SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[X] Soliciting Material Pursuant to Sec. 240.14a-12

     Delaware Investments Dividend and Income Fund, Inc.
Delaware Investments Global Dividend and Income Fund, Inc.
Delaware Enhanced Global Dividend and Income Fund
(Name of Registrant as Specified In Its Charter)

________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1. Title of each class of securities to which transaction applies:

2. Aggregate number of securities to which transaction applies:

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4. Proposed maximum aggregate value of transaction:

5. Total fee paid:

[ ] Fee paid previously with preliminary proxy materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
____________________________________________________________

2) Form, Schedule or Registration Statement No.:
____________________________________________________________

3) Filing Party:
____________________________________________________________

4) Date Filed: ____________________________________________________________

FOR IMMEDIATE RELEASE

THREE DELAWARE INVESTMENTS CLOSED END FUNDS ANNOUNCE APPROVAL OF NEW INVESTMENT MANAGEMENT AGREEMENTS

PHILADELPHIA, September 4, 2009 – Today, Delaware Investments Dividend and Income Fund, Inc. (DDF), Delaware Investments Global Dividend and Income Fund, Inc. (DGF), and Delaware Enhanced Global Dividend and Income Fund (DEX)(together, the “Funds”) announced the approval of new investment management agreements by the Funds’ Boards of Trustees/Directors (the “Board”).

As noted in a press release on August 19, 2009, Lincoln National Corporation announced that one of its subsidiaries signed a stock purchase agreement to sell ownership of Delaware Management Holdings, Inc. and its subsidiaries (also known by the marketing name of Delaware Investments) including Delaware Management Company, a series of Delaware Management Business Trust (the “Manager”), to Macquarie Group, a global provider of banking, financial, advisory, investment and funds management services. On September 3, 2009, the Funds’ Boards met to consider: (1) a new investment management agreement between the Manager and the Funds; and (2) the submission of a proposal to the Funds’ shareholders to approve the new investment management agreement. The Board approved both of these proposals. Shareholders who own shares as of September 18, 2009 will receive a proxy statement that describes the proposal to approve the new investment management agreement in more detail.

Delaware Investments Global Dividend and Income Fund, Inc.
Delaware Investments Global Dividend and Income Fund, Inc. is a diversified, closed-end fund that trades under the symbol “DGF” on the New York Stock Exchange. The Fund’s primary investment objective is to seek to provide high current income. Capital appreciation is a secondary objective of the Fund. There is no assurance that the Fund will achieve its investment objectives.

Delaware Investments Dividend and Income Fund, Inc.
Delaware Investments Dividend and Income Fund, Inc. is a diversified, closed-end fund that trades under the symbol “DDF” on the New York Stock Exchange. The Fund’s primary investment objective is to seek to provide high current income. Capital appreciation is a secondary objective of the Fund. There is no assurance that the Fund will achieve its investment objectives.

Delaware Enhanced Global Dividend and Income Fund
Delaware Enhanced Global Dividend and Income Fund is a diversified, closed-end fund that trades under the symbol “DEX” on the New York Stock Exchange. The Fund’s primary objective is to seek current income, with a secondary objective of capital appreciation. There is no assurance that the Fund will achieve its investment objectives.

About Delaware Investments:
Delaware Investments, an affiliate of Lincoln Financial Group, is a Philadelphia-based diversified asset management firm with more than $120 billion in assets under management as of June 30, 2009. Through a broad range of managed accounts and portfolios, mutual funds, retirement accounts, sub-advised funds and other investment products, Delaware Investments provides investment services to individual investors and to institutional investors such as private and public pension funds, foundations, and endowment funds. Delaware Investments is the marketing name for Delaware Management Holdings, Inc. and its subsidiaries. For more information on Delaware Investments, visit the company at www.delawareinvestments.com or for shareholder related questions, call 800 523-1918. Lincoln Financial Group is the marketing name for Lincoln National Corporation (NYSE: LNC) and its affiliates. For more information on Lincoln Financial Group, visit www.lincolnfinancial.com.

--###-

Media Contact:	Ayele Ajavon	Laurel O’Brien
	Media Relations	Media Relations
	Delaware Investments	Delaware Investments
	215 255-1632	484 583-1735
	AAjavon@delinvest.com	Lauren.OBrien@lfg.com